Exhibit 10.1

Royal Caribbean Cruises Ltd.
2008 Equity Incentive Plan
Amended and Restated as of June 2, 2022

Section 1. Purpose and Effectiveness

(A)	The purpose of this 2008 Equity Incentive Plan, as amended and restated (the “Plan”), is to promote the success of Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), by providing a method whereby employees, consultants and directors of the Company and its Affiliates may be encouraged to increase their proprietary interest in the Company’s business. By offering incentive compensation opportunities that are based on the Company’s common stock, the Plan will motivate Participants to achieve long-range goals, further identify their interests with those of the Company’s other shareholders, and promote the long-term financial interest of the Company. The Plan is further intended to aid in attracting and retaining persons of exceptional ability and leadership qualities to become officers, employees, consultants, and directors of the Company and its Affiliates.

(B)	The Plan, as set forth herein, is effective as of the Effective Date (as defined in Section 11) and is an amendment and restatement of the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan, as amended, which was originally approved by our shareholders on May 13, 2008 and subsequently amended and restated as of May 20, 2016 (the “2008 Plan”). Awards granted to Participants under the 2008 Plan prior to the Effective Date shall be treated in accordance with the terms and conditions of the 2008 Plan as in effect prior to the Effective Date.

(C)	No Awards may be granted under the Plan following the tenth anniversary of the approval of the Plan by the Board.

Section 2. Definitions and Rules of Construction

(A)	Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

(i)	“Affiliate” means any business entity, regardless of whether organized as a corporation, limited liability company, partnership or any other legal form, in which the Company has (i) an ownership of 50% or greater, or (ii) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(ii)	“Agreement” means a written instrument (including an electronic instrument), which need not be executed by the Participant, that sets out the terms of the grant of an Award, as any such Agreement may be supplemented or amended from time to time.

(iii)	“Award” means any award or benefit granted under the Plan, as further defined in Section 5(A) of the Plan.

(iv)	“Beneficiary” means the individual(s) designated by the Participant to succeed to his/ her rights in all Awards granted to him/her under the Plan in the eventuality of his/her death or Disability.

(v)	“Board” means the Board of Directors of the Company.

(vi)	“Cause” shall mean (1) if such term is defined in an employment agreement between the Participant and the Company or Affiliate, as such term is defined therein or (2) (a) an act of material dishonesty, including, without limitation, fraud, misappropriation, embezzlement, financial misrepresentation or other similar behavior, (b) conviction of, or the entry of a plea of guilty or nolo contendere to, the commission of a felony; (c) an action or failure to act that demonstrates a conflict of interest in which the person acts for his or her own benefit to the detriment of the Company; (d) an action or failure to act that constitutes a material breach of the person’s duties to the Company; (e) the failure to follow the lawful directives of the Company provided that those directives are consistent with the person’s duties to the Company; or (f) violations of the Company’s code of conduct or any other applicable employment and workplace policies.

(vii)	“Change of Control” shall mean:

(1)	the acquisition by any individual, entity or group of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Voting Securities”);

(2)	during any period of 24 consecutive months, a majority of the Board shall no longer be composed of individuals (a) who were members of the Board on the first day of such period, or (b) whose election or nomination to the Board were approved by a vote of at least a majority of the members of the Board who were members of the Board on the first day of such period, or (c) whose election or nomination to the Board was approved by a vote of at least a majority of the members of the Board referred to in the foregoing subclauses (a) and (b);

(3)	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) unless, following such Business Combination (a) the beneficial owners of the Voting Securities of the Company immediately prior to the Business Combination beneficially own more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, and (b) at least a majority of the board of directors of the corporation resulting from such Business Combination were members of the Company’s Board at the time of the action of the Company’s Board providing for such Business Combination;

(4)	consummation of a reorganization, merger or consolidation with another corporation or business entity not already under common control with the Company, or the acquisition of stock or assets of such other corporation or business entity, if the market capitalization of the other corporation or entity, or the stock or assets acquired, is equal to or greater than the Company’s market capitalization immediately prior to the closing of such transaction; or

(5)	the complete liquidation or dissolution of the Company.

(viii)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

(ix)	“Committee” means the Talent and Compensation Committee of the Board.

(x)	“Company” means Royal Caribbean Cruises Ltd., a Liberian corporation and any successor entity.

(xi)	“Consultant” means each individual who performs services for the Company or an Affiliate, and who is determined by the Committee to be a consultant to the Company or an Affiliate.

(xii)	“Date of Grant” means the date on which the Committee takes the corporate actions necessary to fix the major terms of an Award to a specified Eligible Individual, including, in the case of an Option, the number of Shares subject to the Option and the applicable Exercise Price.

(xiii)	“Director” means a duly elected or appointed member of the Board or the Board of Directors of an Affiliate.

(xiv)	“Disability” means, unless otherwise provided in an Award Agreement, a disability that would entitle a Participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee; provided, a disability shall not be considered a Disability with respect to any 409A Covered Award (as defined in Section 10(H)) that provides for a payment upon Disability unless such disability also constitutes a “disability” as defined in Treasury Regulation section 1.409A-3(i)(4) or a successor provision; further provided, that with respect to an Incentive Stock Option, disability shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(xv)	“Eligible Individual” means an Employee, Consultant or Director who is described in Section 3(A) of the Plan.

(xvi)	“Employee” means an individual who is employed by the Company or any Affiliate.

(xvii)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

(xviii)	“Executive Officer” means an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Company for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of the Plan.

(xix)	“Exercise Price” means the price that must be paid by an Optionee upon exercise of an Option to purchase a share of Stock.

(xx)	“Fair Market Value” of a Share of Stock as of any date means the closing sale prices of the Stock (i) on the date on the principal exchange or market on which the Stock is then listed or admitted to trading, or (ii) if the day is not a date on which such exchange or market is open, the last preceding date on which there was a sale of such Stock on such exchange or market, or (iii) as otherwise determined by the Committee, in good faith and in a manner consistent with Section 409A of the Code, if the Stock is not listed on an exchange.

(xxi)	“Option” means a right to purchase from the Company a stated number of Shares at an Exercise Price and for a period of time established by the Committee.

(xxii)	“Optionee” means an Eligible Individual who has received an Option under this Plan, for the period of time during which such Option is held in whole or in part.

(xxiii)	“Option Shares” means, with respect to any Option granted under this Plan, the Stock that may be acquired upon the exercise of such Option.

(xxiv)	“Non-Employee Director” means a Director who is not an Employee.

(xxv)	“Participant” means an Eligible Individual who has received an Award under this Plan.

(xxvi)	“Settlement Date” means the date on which Stock, cash, cash equivalents, or any combination thereof are transferred by the Company to a Participant with respect to, and in settlement of, a prior contractual commitment made by the Company to such Participant under the Plan in the form of Stock Units or Stock Appreciation Rights, or the net settlement of an Option.

(xxvii)	“Shares” or “Stock” mean shares of the common stock of the Company, par value $.01, subject to any adjustments made under Section 7 of the Plan or by operation of law.

(xxviii)	“Subsidiary” of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code, without regard to Section 424(f)’s limitation to corporations) of the Company An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(xxix)	“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(xxx)	“Termination of Service”, “Terminate” or “Termination” occurs when a Participant ceases to be an Employee, Consultant or a Director of the Company and its Affiliates, as the case may be, for any reason; provided, however, that a Participant’s change of status from Employee to Consultant or vice versa, or Employee to Director or vice versa, shall not constitute a Termination of Service unless otherwise determined by the Committee in writing. With respect to any Section 409A Covered Award, a Participant’s Termination of Service means a Participant’s “separation from service” (as such term is defined and used in Section 409A of the Code).

(xxxi)	“Vest”, “Vested”, and “Vesting” means, with respect to any portion of an Award, that the Award will not be forfeited by the Participant pursuant to the provisions of this Plan in the event the Participant Terminates Service with the Company or any Affiliate; provided, however, that in the event the Award is based on the achievement of individual, divisional, corporate or other goals, the “Vesting” of the Award shall occur, except as otherwise determined by the Committee in writing, upon the later of (x) the date such Award is no longer forfeitable in the event the Participant Terminates Service with the Company or any Affiliate and (y) the date that achievement of the applicable goals is determined by the Committee.

(xxxii)	“Vesting Date” with respect to any Award granted hereunder means the date on which such Award becomes Vested, as designated in or determined in accordance with the Plan and, subject to Section 5(F) hereof, with the Award Agreement. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

(B)	Rules of Construction. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

(A)	The persons who shall be eligible to participate in the Plan and to receive Awards shall be such Employees (including Executive Officers), Consultants and Directors, as the Committee, in its sole discretion, shall select. Awards may be made to Eligible Individuals who hold or have held Awards under this Plan or any similar plan or other awards under any other plan of the Company. Holders of Options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder. Any member of the Committee shall be eligible to receive Awards while serving on the Committee.

(B)	Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. All Awards made to members of the Board shall be recommended by the Committee and approved by the full Board. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation, determinations of which individuals, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, under the Plan.

Section 4. Stock Subject to Plan

(A)	Subject to the following provisions of this Section 4 and to the provisions of Section 7, the maximum number of Shares with respect to which any Awards may be granted, including Awards of Incentive Options as defined in Section 5(A)(i), during the term of the Plan (including Shares previously approved by the Company’s shareholders) shall be 10,083,570. During any calendar year, no one individual (other than a Non-Employee Director) shall be granted, under this Plan, Awards with respect to more than 500,000 Shares. During any calendar year, no one Non-Employee Director shall be granted, under this Plan, Awards with a dollar value, measured as of the Date of Grant, which together with cash compensation paid to such Non-Employee Director for such calendar year, would exceed $750,000. Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance hereunder.

(B)	During the term of this Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of this Plan. Shares will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(C)	The grant of any Award hereunder shall count, equal in number to the Shares represented by such Award, towards the share maximum indicated in Section 4(A). To the extent that (i) any outstanding Option for any reason expires, is terminated, forfeited or canceled without having been exercised, or if any other Award is forfeited or otherwise does not result in the delivery of Shares by the Company, and (ii) any Shares covered by an Award are not delivered because the Award is settled in cash, such Shares shall be deemed to have not been delivered and shall be restored to the share maximum. Notwithstanding the foregoing, the following Shares shall not become available for grant under the Plan: (i) Shares subject to an Option that are used to satisfy the exercise price of an Option, (ii) Shares surrendered or withheld to cover taxes due upon the vesting of an Award, (iii) Shares subject to a Stock Appreciation Right that are not issued or delivered as a result of the net, stock settlement of a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

Section 5. Forms and Terms of Awards under the Plan

(A)	In General. The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:

(i)	Incentive Stock Options. An incentive stock option (an “Incentive Option”) is any Option that complies with the requirements of Section 422 of the Code.

(ii)	Nonqualified Stock Options. A nonqualified stock option (a “Nonqualified Option”) is any Option that is not an Incentive Option.

(iii)	Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment an amount based on appreciation in the value of Stock over a base price established in the Award, at times and upon conditions (which may include a Change of Control) as may be approved by the Committee.

(iv)	Stock Awards. Stock awards may be in the form of Shares not subject to any restrictions or limitations imposed by this Plan (“Bonus Stock”), or of Restricted Stock. “Restricted Stock” is an Award of Shares that is issued to a Participant such that the Participant is thereupon the legal owner of such Shares with all of the attendant rights and privileges of ownership (unless otherwise provided in the accompanying Award Agreement), but remains subject to a risk of forfeiture of such ownership back to the Company for a period of time specified on the Date of Grant. Such forfeiture may be conditioned on the continued performance of services or on the achievement of individual, divisional, corporate, or other goals. Restricted Stock will also be subject to restrictions on transfer and such other restrictions on incidents of ownership as may be set forth in the Award Agreement, and for such period of time, as the Committee may determine.

(v)	Stock Unit Awards. A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping credit, in which both the number of Shares and the Settlement Date are fixed on the Date of Grant. The value of each Stock Unit equals the Fair Market Value of a share of Stock, as such value may change up to the date the Stock Unit is settled. Stock Units may be in the form of Stock Units not subject to any restrictions or limitations imposed by this Plan (“Deferred Stock Units”), or of “Restricted Stock Units”, in which case, the settlement of the Award may be made contingent, in the sole discretion of the Committee, upon (A) solely continued service, (B) the achievement of individual, divisional, corporate, or other goals, and/or (C) other limitations or restrictions. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights or dividends with respect to Stock, unless and until actually paid out in the form of Stock. The restrictions and limitations imposed on Restricted Stock Unit Awards may vary among Participants and from year to year, and the Committee may assign varying titles to different forms of Restricted Stock Units.

(vi)	Dividend Equivalents. The Committee may, in its sole discretion, grant dividend equivalents in connection with any Award. Such dividend equivalents shall be converted to cash or additional Shares, or some combination thereof, by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, dividend equivalents shall accrue and only be paid to the extent an Award becomes vested.

(B)	Provisions Applicable to All Forms of Awards.

(i)	Subsequent to the grant of any Award, the Committee may, at any time before the complete expiration of such Award, accelerate the time or times at which such Award may become nontransferable, exercisable and/or settled, in whole or in part.

(ii)	To the extent that the Company is required to withhold any Federal, state or other taxes in respect of any compensation income realized by the Participant in respect of Shares acquired pursuant to an Award, or in respect of the exercise, settlement, or vesting of any such Awards, then, except as otherwise agreed between the Company and the Participant prior to the date of the required withholding, the Company shall deduct from either the Shares issuable or any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or other taxes required to be so withheld; provided however, that if the Company deducts from the Shares issuable, the dollar value of the Shares deducted may not be greater than the amount required under the maximum applicable tax rate. If such payments are insufficient to satisfy such Federal, state or other taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

(C)	Provisions Applicable to Options and Stock Appreciation Rights.

(i)	Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Options, the date when each Option shall be granted, the number of Shares subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option, and the Exercise Price of the Option Shares. Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each Optionee shall be notified of such grant and a written Agreement shall be delivered by the Company to the Optionee. Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.

(ii)	Option Agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to an Option or Stock received by any other Optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of shares acquired pursuant to the exercise of Options, provisions conditioning the grant of the Option or future Options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

(iii)	The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee on the Date of Grant and may not be less than 100% of the Fair Market Value of the Option Shares on the Date of Grant or, if specified by the Committee, on a date subsequent to the Date of Grant that is identified as the effective date of the Award. All Options shall specify the term during which the Option may be exercised, which shall be in all cases ten years or less.

(iv)	No Option may be exercised in part or in full before the date(s) therefore set forth in its terms, other than in the event of acceleration as provided in Section 5(B)(i) or Section 7. No Option may be exercised after the Option expires by its terms as set forth in the applicable Agreement. In the case of an Option that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Option. The grant of an Option shall impose no obligation on the Optionee to exercise such Option.

(v)	No Option shall be transferable other than by will or the laws of descent and distribution, other than pursuant to an order issued by a court of competent jurisdiction in connection with the divorce or bankruptcy of the Participant. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee or his/her court-appointed legal representative or transferee. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an option (i) to his/her spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the Optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Exchange Act, or for other purposes. The terms applicable to the assigned Option shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate.

(vi)	An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Share covered by his/her Option until he/she shall have become the holder of record of such Share, and he/she shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he/she shall have become the holder of record thereof.

(vii)	Without the consent of the shareholders of the Company, except as provided in Section 7(A) or in connection with the grant of Substitute Awards, the Committee shall have no authority to effect (i) the repricing of any outstanding Options under the Plan, (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor new Options or other Awards, in any case covering the same or different numbers of Shares that has the effect of an indirect repricing, or (iii) cashing out Options that have an Exercise Price greater than the then-Fair Market Value of the Shares.

(viii)	The following additional provisions shall be applicable to Incentive Options, but only if, and to the extent, required by section 422 of the Code:

(a)	Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to those Eligible Individuals who are both (i) Employees of the Company and/or a Subsidiary, and (ii) citizens or resident aliens of the United States.

(b)	To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Optionee in any calendar year (under this Plan or any other compensation plan of the Company or any Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

(c)	No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof, unless such Option (i) has an exercise price of at least 110% of the Fair Market Value of the Stock on the Date of Grant of such option; and (ii) cannot be exercised more than five years after the Date of Grant.

(d)	The Exercise Price for Incentive Options shall not be less than the Fair Market Value of the Stock on the Date of Grant.

(ix)	Options that provide for the automatic grant of another Option upon exercise of the original Option (“Reload Options”) may not be granted under the Plan.

(x)	Each of the above provisions with respect to the granting, vesting, transferability, exercise and repurchase of Options, except to the extent they are applicable solely to (i) the actual purchase of stock and payment of consideration or (ii) Incentive Options, shall also apply to the grant of Stock Appreciation Rights by the Committee under the Plan.

(D)	Provisions Applicable to Certain Stock Awards and Stock Unit Awards.

(i)	Awards of Restricted Stock and Restricted Stock Units shall be subject to the right of the Company to require forfeiture of such Shares or rights by the Participant in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable vesting period established by the Committee for such Awards. Conditions for forfeiture (or repurchase) may be based on continuing employment or service or achievement of pre-established individual, divisional, corporate, or other goals.

(ii)	A Stock Unit may provide the Participant with the right to receive dividend equivalent payments with respect to Stock subject to the Award, which payments shall be credited to an account for the Participant and only be paid after the Stock subject to the Award is earned, vested, or acquired, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(iii)	Shares represented by Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable vesting period. Such Shares shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of such Shares shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). To the extent Shares of a Restricted Stock Award become nonforfeitable, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant’s Beneficiary. Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. During the restriction period and unless otherwise provided in the Agreement evidencing the Award, the Participant shall have all the rights of a shareholder for all such Shares, including the right to vote and the right to receive dividends thereon. Notwithstanding the foregoing, dividends shall accrue and only be paid to the extent Shares of a Restricted Stock Award become vested.

(E)	Provisions Applicable to Stock Units. The Committee may provide in the terms of a Stock Unit for the elective deferral by the Participant of the receipt of the actual payment of cash or Stock otherwise due and payable to the Participant pursuant to such Award. In providing for such deferral, the Committee shall limit eligibility, and shall specify such rules regarding the timing and other features of the deferral, so as to comply with all applicable sections of ERISA, sections 409A and 457A of the Code, and the constructive receipt and similar doctrines of the internal revenue laws.

(F)	Minimum Vesting Periods. Except with respect to five percent (5%) of the maximum number of Shares that may be issued under the Plan, as provided in Section 4(a), each Award shall vest on the basis of the Participant’s continued performance of services or the attainment of performance goals. No Award which vests on the basis of the Participant’s continued performance of services shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon the death or Disability of the Participant, or in connection with a Change of Control.

Section 6. Exercises of Stock Options

(A)	A Vested Option may be exercised in whole or in part at any time during the term of such Option as provided in the Agreement; provided, however, that (i) an Option may be exercised only while the Optionee is an Eligible Individual, and (ii) each partial exercise shall be for whole Shares only. Unless otherwise provided by Section 5(B)(i), Section 7 or in the Agreement, that portion of an Option that has not become Vested as of the date the Optionee ceases to be an Eligible Individual shall lapse and be null and void.

(B)	An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written or electronic notice of such exercise to the Company or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Option by the person entitled to exercise the Option in accordance with the procedures established by the Committee, its delegate and/or the brokerage firm approved by the Company, as applicable, and delivering full payment for the Shares with respect to which the Option is being exercised to the Company or the brokerage firm or firms, as applicable, along with full payment of all amounts which, under federal, state or other law, the Company is required to withhold upon exercise of the Option or adequate provision therefor.

(C)	Except as noted in this paragraph, upon receiving notice of exercise and payment as set forth in Section 6(B) above, the Company will cause the Shares to be delivered to the Optionee (by delivery of a share certificate, electronic transfer or other lawful means), as soon as practicable, and shall evidence such transfer on the books and records of the Company. The Shares issued and delivered upon the exercise of an Option shall be fully paid and non-assessable. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(D)	The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required for tax withholding purposes shall be determined by the Company and may consist of (i) cash, (ii) check, (iii) the tendering, by either actual delivery or by attestation, of whole shares of Stock, valued at Fair Market Value as of the day of exercise, (iv) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm acceptable to the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and other employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option may be transacted by the Optionee or by a broker designated by him/her (other than a payment described in clause (iv) above), and, if other than in cash, shall be set forth in the applicable agreement or (v) such other means as may be approved by the Committee from time to time, including without limitation, by the withholding from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price.

Section 7. Events Affecting Plan Reserve or Plan Awards

(A)	If (a) the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or (b) any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock, or other similar corporate event (including mergers or consolidations) affects the Stock such that the Committee determines that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the number of shares of Stock reserved for the Plan, (ii) the number of shares subject to outstanding Options and other Awards, (iii) the Exercise Price with respect to outstanding Options, and any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares subject to any Option shall always be a whole number. The Committee may provide for a cash payment to any Participant of an Award in connection with any adjustment made pursuant to this Section 7.

(B)	Any such adjustment to an Option shall comply with Section 409A and any other applicable provisions of the Code and shall be made without a change to the total Exercise Price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices), and shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

(C)	In the event of a Change in Control:

(i)	With respect to each outstanding Award that is assumed or substituted in connection with the Change in Control, in the event the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to eighteen (18) months following the Change in Control, then:

(1)	any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(2)	the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the Committee’s then best estimate of actual performance.

(ii)	With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control:

(1)	if such Award is an Option granted one year or more prior to the Change in Control, any unvested or unexercisable portion of such Award shall become fully vested and exercisable and to the extent not exercised as of the Change in Control, shall terminate with respect to all remaining Shares subject to such Option;

(2)	if such Award is an Option granted less than one year prior to the Change in Control, such Award shall become fully vested and exercisable as to the number of Shares subject to such Option equal to (i) the number of Shares originally subject to such Option, multiplied by (ii) the number of whole months between the Grant Date and the Change in Control, divided by (iii) the number of months between the Grant Date and the date on which all Shares originally subject to such Option would have been fully vested and exercisable; and such Option shall terminate with respect to all remaining Shares subject to such Option.

(3)	if such Award is not an Option, such Award shall become fully vested and all restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to such Award shall lapse immediately prior to the Change in Control and all Stock Unit Awards shall become immediately payable.

(iii)	For purposes of this Section 7(C), an Award shall be considered assumed or substituted if, following the Change in Control, the Award is of substantially comparable value and remains subject to substantially the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive cash or common stock of the acquiring or ultimate parent entity.

(iv)	Notwithstanding anything in this Section 7(C) to the contrary, with respect to any Award of Restricted Stock Units granted under this Plan that constitutes deferred compensation within the meaning of Section 409A of the Code, if the Change in Control does not constitute a “change in effective ownership or control” of the Company within the meaning of Section 409A of the Code, Restricted Stock Units shall vest as provided in this Section 7(C), but shall be payable to the Participant in accordance with the payment provisions of the applicable Award Agreement.

(D)	The Company may determine whether any given leave of absence constitutes a Termination of Service and, if it does not, whether the time spent on the leave will or will not be counted as vesting credit; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided (a) the Employee’s right to reemployment is guaranteed either by statute or contract, or (b) for the purpose of military service, shall not be deemed a Termination of Service.

(E)	Each of the above provisions, to the extent applicable to Options, except to the extent they are applicable solely to (i) the actual purchase of stock and payment of consideration or (ii) Incentive Options, shall also apply to the grant of Stock Appreciation Rights by the Committee under the Plan.

Section 8. Administration

(A)	The Plan shall be administered by the Talent and Compensation Committee of the Board unless a different committee is appointed by the Board.

(B)	The Committee’s administration of the Plan shall be subject to the following:

(i)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the restrictions of Section 11, to cancel or suspend Awards.

(ii)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of those jurisdictions.

(C)	The Committee may delegate to one or more Directors or officers of the Company, or a committee of such Directors or officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or Directors of the Company for purposes of Section 16 of the Exchange Act provided, however, that any such delegation shall conform with applicable law and the requirements of any exchange on which the Company’s securities are listed.

(D)	The Company and its Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to an Employee’s or Participant’s employment (or other provision of services), Termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Company such evidence, data, or information, as the Committee or the Company considers desirable to carry out the terms of the Plan.

(E)	The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the terms of the Plan and any Award granted hereunder, establish, amend and rescind such rules and regulations, as it deems necessary or advisable for the proper administration of the Plan and to take any such other action in connection with or in relation to the Plan, as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

(F)	No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made by him/her or the Committee or the Board in good faith with respect to the Plan or any Award granted pursuant thereto.

(G)	The Committee, the Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any attorneys, consultants, accountants or other persons employed to assist them in connection with the administration of the Plan.

Section 9. Government Regulations and Registration of Shares

(A)	The Plan, and the grant and exercise of Awards hereunder, and the Company’s obligation to sell and deliver stock under Options and Stock Appreciation Rights, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

(B)	The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.

(C)	With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Options comply with the applicable provisions of Section 422 of the Code and that, to the extent applicable, all Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under such section, the Committee, in its sole discretion, may decide that the applicable Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, or may modify an Award to bring it into compliance with any valid and mandatory government regulation.

Section 10. Miscellaneous Provisions

(A)	Rights of Company. Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall interfere in any way with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

(B)	Designation of Beneficiaries. Each Participant who shall be granted a Plan Award may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

(C)	Participants Subject to Taxation Outside the United States. The Committee may amend or modify the terms of the Plan or Awards with respect to Participants who reside or work outside the United States in order to conform such terms with the requirements of local law or tax law for a Participant and the Company. An award may be modified under this Section 10(C) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Act for the Participant whose award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit individuals eligible to participate in the Plan who are non-U.S. nationals or who reside or work outside the United States to participate in the Plan.

(D)	Exclusion from Benefit Computation. By accepting an Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each Beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such Beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

(E)	Use of Proceeds. Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Company.

(F)	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Company shall require.

(G)	Unfunded Status. Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(H)	Section 409A Compliance. Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that is intended to comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 15.6. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(i)	A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the participant is deemed on the date of the Participant’s termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in order to avoid the imposition of taxes under Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the participant’s Separation from Service, and (ii) the date of the participant’s death. All payments delayed pursuant to this Section 15.6(a) shall be paid to the participant on the first day of the seventh month following the date of the participant’s Separation from Service or, if earlier, on the date of the participant’s death.

(ii)	Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(iii)	If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

(I)	Recoupment. Dodd-Frank Clawback. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, each Agreement evidencing Awards with performance conditions made to Employees who are at the Senior Vice President level or more senior shall include a provision which requires at a minimum that, in the event that:

(i)	It is required under regulations adopted under the Dodd Frank Wall Street Reform and Consumer Protection Act;

(ii)	the Company’s financial statements covering the applicable performance period (the “Performance Period”) are restated due to material non-compliance with financial reporting requirements within two years of the end of the Performance Period; or

(iii)	the Committee determines, in consultation with the Company’s Audit Committee, that there is a high likelihood that an out-of-period adjustment to the Company’s financial statements covering the Performance Period would be deemed to be material because there is alleged misconduct of one or more participants hereunder associated with the adjustment and, absent the adjustment, the benefits payable hereunder to such participant(s) would be materially greater the Committee may require the Award holder to forfeit and/or repay an amount equal to the difference between the amount actually awarded pursuant to such Agreement based on the erroneous financial data and the amount of compensation that should have been awarded to the Award holder pursuant to such Agreement under the accounting restatement or the adjusted financial statements, as applicable, as determined by the Committee in its sole discretion taking into account those factors the Committee determines necessary or appropriate.

(J)	Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Plan and Awards and the Participant’s participation in the Plan (“Plan Administration”). In furtherance of such implementation and administration, the Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, compensation, nationality, job title, information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data among themselves as necessary for the purpose of Plan Administration, the Company and its Affiliates may each transfer the data to any third parties assisting the Company in Plan Administration. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of Plan Administration, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary for Plan Administration. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Company’s discretion, the Participant may forfeit any outstanding Awards in the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources professional.

Section 11. Term; Amendment and Termination; Stockholder Approval of this Plan

(A)	Term. The Plan in this form shall be effective as of the date of the annual shareholders meeting in 2022 (the “Effective Date”) if the Company’s shareholders approve of the Plan. Subject to Section 11(B) hereof, no Awards may be granted under the Plan after April 11, 2032, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.

(B)	Amendment and Termination. The Committee may at any time terminate, suspend or discontinue this Plan. The Committee may amend this Plan at any time, provided that no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required by applicable law or by the listing standards of any applicable exchange(s) on or after the adoption of this Plan, (b) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (c) to the extent that such amendment would materially modify the requirements for participation in the Plan or (d) to the extent that such amendment would permit or would result in the purchase of any or all outstanding Options with an Exercise Price greater than the Fair Market Value of a Share of Stock or repricing of any Options under the Plan.

The Committee may at any time alter or amend any or all Award Agreements under this Plan to include provisions, or to effect a result, that would be authorized for a new Award under this Plan, so long as such an amendment would not require approval of the Company’s shareholders if such amendment were made to the Plan. Notwithstanding the foregoing, except as may be provided in Section 7(C), no such action by the Board or the Committee shall, in any manner adverse to a Participant, affect any Award then outstanding without the consent in writing of the affected Participant.